Exhibit 3.17

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

National Manufacturing Co.

(Exact Corporate Name)

To CHARLES F. CARPENTIER,

Secretary of State

Springfield, Illinois

The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of “The Business Corporation Act” of the State of Illinois, hereby executes the following Articles of Amendment:

ARTICLE FIRST: The name of the corporation is: National Manufacturing Co.

ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by “The Business Corporation Act” of the State of Illinois:

(1) The par value of the present authorized common stock of the National Manufacturing Co. be changed from $100.00 per share to shares of no par value per share.

(2) The number of shares into which the same is divided being changed from 2,000 shares to 50,000 shares.

(3) Each issued share of the corporation having a par value of 100.00 per share is changed into twenty-five full paid and nonassessable shares having no par value per share.

(4) The stated capital of the Co. shall be increased from $200,000.00 to $500,000.00, said increase in stated capital resulting in elimination of paid in surplus of $216,215.66 and a reduction of earned surplus of $83,784.34.

(Disregard separation into classes if class voting does not apply to the amendment voted on.)	ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 2000; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

Class	Number of Shares

Class voting not applicable

(Disregard separation into classes if class voting does not apply to the amendment voted on.)	ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 1824; and the number of shares voted against said amendment or amendments was None. The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

Class	Number of Shares Voted
	For	Against

Class voting not applicable

(Disregard this Article where this amendment contains no such provisions.)	ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

Each issued share of the corporation having a par value of $100.00 per share is changed into twenty-five full paid and nonassessable shares having no par value per share.

(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)	ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

The stated capital of the company shall be increased from $200,000.00 to $500,000.00, said increase in stated capital resulting in elimination of paid in surplus of $216, 215.66 and a reduction of earned surplus of $83,784.34.

(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)	Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

	Before Amendment	After Amendment
Stated capital	$200,000.00		$500,000.00
Paid-in surplus	$216,215.66	$	None

IN WITNESS WHEREOF, the undersigned corporation has caused these Articles or Amendment to be executed in its name by its             President, and its corporate seal to be hereto affixed, attested by its                     Secretary, this 3rd day of August             , 1959.

STATE OF ILLINOIS	}	ss.
COUNTY OF WHITESIDE

I, Chas. F. Gagin, a Notary Public, do hereby certify that on the 3rd day of August 1959, Roy D. Arnold personally appeared before me and, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

2984 27

NATIONAL MANUFACTURING CO.

(Exact Corporate Name)

To MICHAEL J. HOWLETT

Secretary of State

Springfield, Illinois

The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of “The Business Corporation Act” of the State of Illinois, hereby executes the following Articles of Amendment:

ARTICLE FIRST: The name of the corporation is: NATIONAL MANUFACTURING CO.

ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by “The Business Corporation Act” of the State of Illinois:

See Exhibit A attached

(Disregard separation into classes if class voting does not apply to the amendment voted on.)	ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 50,000*; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

Class	Number of Shares

*	Of these 50,000 shares, 6,070 are held in the treasury and therefore, only 43,930 are entitled to vote.

(Disregard separation into classes if class voting does not apply to the amendment voted on.)	ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 43,930; and the number of shares voted against said amendment or amendments was none. The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

Class	Number of Shares Voted
	For	Against

NOT APPLICABLE

(Disregard these items unless the amendment restates the articles of incorporation.)	Item 1. On the date of the adoption of this amendments, restating the articles of incorporation, the corporation had shares issued, itemized as follows:

	Class	Series (If Any)	Number of Shares	Par value per share or statement that shares are without par value

NOT APPLICABLE

Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $ and a paid-in Surplus of $ or a total of $ .

NOT APPLICABLE